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                                                                   EXHIBIT 10.13

                               SAPIENT CORPORATION

                         1998 PERFORMANCE INCENTIVE PLAN


         The 1998 Performance Incentive Plan (the "Plan") for the executive officers and other key employees of Sapient Corporation (the "Company") is as follows:

A.       DEFINITIONS.

         For purposes of the Plan, the following terms shall have the meanings ascribed to them in this Section 1:

         a. "Executive Officers" shall mean the executive officers of the Company designated by the Board of Directors of the Company.

         b. "Key Employees" shall mean the individuals involved in the delivery of client projects who are designated by the Co-Chief Executive Officers of the Company as eligible to participate in the Plan.

         c.       "Participant" shall mean any Executive Officer or Key
Employee.

B.       BONUS PLAN FOR EXECUTIVE OFFICERS AND KEY EMPLOYEES.

         1.       PARTICIPANTS.

         All Executive Officers and Key Employees of the Company are eligible to receive cash bonus compensation under the Plan.

         2.       PLAN OBJECTIONS.

         The objectives of the Plan are to:

         (a) align all members of the leadership team around the same objectives;

         (b)      reward teamwork and joint accountability;

         (c)      focus the entire Company on the Company's 1998 objectives; and

         (d) where appropriate, provide an opportunity for rewarding the achievement of personal objectives.

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         3.       ELEMENTS.

         Bonus compensation is based on the achievement of Company as well as individual goals. The Company will measure each Participant's and the Company's achievement, as the case may be, of specified goals in five key measurement areas: client satisfaction, market awareness, financial performance, organizational goals and personal goals.

         The weighting of each of the five measurements will vary for each Participant, depending on his or her role within the Company. In addition, depending on a Participant's role in the Company, the achievements of certain goals may be measured on a Company-wide, industry-specific or individual office basis.

         The Compensation Committee of the Board of Directors, in the case of the Executive Officers, and the Co-Chief Executive Officers of the Company, in the case of Key Employees, will determine the target base amount of bonus compensation payable to each Participant for services provided to the Company during the fiscal year ending December 31, 1998.

         Each Participant's actual bonus compensation will be calculated as follows:

         (a) CLIENT SATISFACTION. Depending on a Participant's role in the Company, zero to forty percent of a Participant's bonus compensation will be based on the weighted average of the Company's measurements of client satisfaction. Also depending on a Participant's role in the Company, the client satisfaction ratings used to calculate a Participant's bonus compensation may be those received from clients on a regional, industry-specific or Company-wide basis.
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         (b)      MARKET AWARENESS. Depending on a Participant's role in the
Company, ten to sixty-five percent of a Participant's bonus compensation will be based on market awareness ratings. Sixty percent of the market rating will be based on the results of surveys conducted by outside research firms and forty percent will be based on the development and marketing of Sapient solutions. Each Participant shall be entitled to receive a specified percentage from zero to 120% of the bonus compensation allocable to this measurement based on these ratings.

         (c) FINANCIAL PERFORMANCE. Depending on a Participant's role in the Company, ten to seventy percent of a Participant's bonus compensation will be based on the Company's satisfaction of financial goals established by the Company. The Company has established four financial targets, and fifty percent, twenty-five percent, fifteen percent and ten percent, respectively, of a Participant's bonus compensation that is based on financial performance will be based on the Company's satisfaction of these targets. With respect to each of the four financial targets, each Participant shall be entitled to receive a specified percentage from zero to 120% of the bonus compensation allocable to the specific financial goal, depending on the Company's actual financial achievement.

         (d) ORGANIZATIONAL GOALS. Depending on a Participant's role in the Company, zero to sixty percent of a Participant's bonus compensation will be based on the achievement of specified organizational goals to be met on a Company and individual Participant basis. The Company has established four organizational goals relating to hiring and retention of employees, office morale and growth and leadership, the


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satisfaction of each of which will account for twenty-five percent of a
Participant's bonus compensation based on these factors. With respect to each of these four organizational goals, each Participant shall be entitled to receive a specified percentage from zero to 120% of the bonus compensation allocable to the specific goal, depending on the Company's or the Participant's individual performance.

         (e) PERSONAL GOALS. Depending on a Participant's role in the Company, zero to sixty percent of a Participant's bonus compensation will be based on the achievement of personal goals set by the individual and his or her immediate supervisor at the beginning of the performance cycle.


         4.       PAYMENT.

         Recoverable draws under the Plan may be made each pay period to Participants in an amount up to 75% of such Participant's target base bonus divided by 24 (number of pay periods in year). The balance of any payments to be made to Participants under the Plan will be made in February 1999.